As filed with the Securities and Exchange Commission on September 15, 2015

Registration No.     -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Investors Real Estate Trust

(Exact name of registrant as specified in its charter)

North Dakota	45-0311232
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of Principal Executive Offices)(Zip Code)

INVESTORS REAL ESTATE TRUST

2015 INCENTIVE PLAN

(Full Title of the Plan)

Timothy P. Mihalick

President and Chief Executive Officer

Investors Real Estate Trust

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(701) 837-4738

(Name, Address and Telephone Number

of Agent for Service)

Copies to:

Joy S. Newborg, Esq.

Associate General Counsel

Investors Real Estate Trust

10050 Crosstown Circle, Suite 105

Eden Prairie, MN 55344

(952) 401-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☐ Smaller reporting Company

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be Registered	Proposed maximum Offering price (1)	Proposed maximum Aggregate offering price(1)	Amount of Registration fee
Common shares of beneficial interest, no par value	4,250,000 shares(2)	$28,241,250	$6.645	$3,281.64

(1)         Estimated solely for the purpose of calculating the registration fee, in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, using the average of the high and low prices of the common shares of beneficial interest of the Company reported on the New York Stock Exchange on September 9, 2015 (within 5 business days prior to filing this registration statement).

(2)         Represents the number of shares of the Company’s common shares of beneficial interest issuable under the above-named plan.  This registration statement also covers an indeterminate number of additional shares issuable to prevent dilution in the event of stock splits, stock dividends or similar adjustments of the Company’s outstanding common shares of beneficial interest.

This Registration Statement on Form S-8 is filed by Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company” or the “Registrant”), to register 4,250,000 of the Company’s common shares of beneficial interest, no par value, that may be issued pursuant to the Investors Real Estate Trust 2015 Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.  Plan Information and Registrant information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.*

* The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Securities Act”).  Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which were filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:

(a)                                 the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015, filed with the Commission on June 29, 2015;

(b)                                 The Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2015, filed with the Commission on September 9, 2015;

(c)                                  The Company’s Current Reports on Form 8-K filed with the Commission on June 18, 2015, June 25, 2015, June 26, 2015, July 7, 2015 and August 5, 2015; and

(d)                                 The description of the Company’s common shares of beneficial interest contained in the Company’s Registration Statement on Form 10 (File No. 0-14851) dated July 29, 1986, as amended by the Amended Registration Statement on Form 10, dated December 17, 1986, and the Second Amended Registration Statement on Form 10, dated March 12, 1987.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not Applicable.

Item 5.         Interests of Named Experts and Counsel.

Not Applicable.

Item 6.         Indemnification of Trustees and Officers.

Limitation of Liability and Indemnification.  The Company’s Third Restated Declaration of Trust provides that the Company will indemnify members of its Board of Trustees to the fullest extent permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of the Board of Trustees or is or was serving at the Company’s request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity, and further the Company will pay or reimburse reasonable expenses (including without limitation attorney’s fees), as such expenses are incurred, of each member of the Company’s Board of Trustees in connection with any such proceedings.

The Company’s Third Restated Declaration of Trust further provides that the Company will indemnify each of the Company’s officers and employees, and will have the power to indemnify each of the Company’s agents, to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was the Company’s officer, employee or agent or is or was serving at the Company’s request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

For purposes of providing indemnification for members of the Company’s Board of Trustees and the Company’s officers, employees and agents, the Third Restated Declaration of Trust provides that the Company will have the authority to enter into insurance or other arrangements, with persons or entities that are regularly engaged in the business of providing insurance coverage, to indemnify all of the members of the Board of Trustees, and all of the Company’s officers, employees and agents against any and all liabilities and expenses incurred by them by reason of their being members of the Company’s Board of Trustees, or officers, employees or agents of the Company, whether or not the Company would otherwise have the power to indemnify such persons against such liability.  Without limiting the Company’s power to procure or maintain any kind of insurance or other arrangement, the Third Restated Declaration of Trust provides that the Company may, for the benefit of persons indemnified, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure the Company’s indemnity obligation by grant of any security interest or other lien on Company assets, or (iv) establish a letter of credit, guaranty or surety arrangement.  Any such insurance or other arrangement may be procured, maintained or established within the Company or with any insurer or other person deemed appropriate by the Board of Trustees regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Company.  In the absence of fraud, the judgment of the Board of Trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement will be conclusive, and such insurance or other arrangement will not be subject to voidability, nor subject the members of the Board of Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether the members of the Board participating in and approving such insurance or other arrangement will be beneficiaries thereof. The Company currently maintains insurance covering members of the Board and officers against liability as a result of their actions or inactions on the Company’s behalf.

With the exception of indemnification and insurance provisions set forth above, there is currently no other statute, charter provision, by-law, contract or other arrangement under which a member of the Company’s Board of Trustees or an employee is insured or indemnified in any manner against liability that he or she may incur in his or her capacity as a member of the Company’s Board of Trustees or as an employee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.         Exemption from Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

Exhibit No.	Description

5.1	Opinion of Stinson Leonard Street LLP (filed herewith)
10.1*	2015 Incentive Plan
23.1	Consent of Grant Thornton LLP (filed herewith)
24.1	Power of Attorney (included on signature page)

*                 Incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, filed with the Commission on August 3, 2015.

Item 9.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant:  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minot, North Dakota, on September 15, 2015.

INVESTORS REAL ESTATE TRUST

By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each trustee whose signature appears below, hereby appoints Timothy P. Mihalick and Diane K. Bryantt, and each of them severally, as his attorney-in-fact, to sign in his name and on his behalf, as a trustee of the registrant, and to file with the Commission any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, with all exhibits and other documents relating thereto and any Registration Statement relating to any offering made pursuant to this Registration Statement and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey L. Miller	Trustee & Chairman	September 15, 2015
Jeffrey L. Miller

/s/ John D. Stewart	Trustee & Vice Chairman	September 15, 2015
John D. Stewart

/s/ Timothy P. Mihalick	President & Chief Executive Officer (Principal Executive Officer); Trustee	September 15, 2015
Timothy P. Mihalick

/s/ Ted E. Holmes	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 15, 2015
Ted E. Holmes

/s/ Nancy B. Andersen	Vice President & Principal Accounting Officer (Principal Accounting Officer)	September 15, 2015
Nancy B. Andersen

/s/ Jeffrey P. Caira	Trustee	September 15, 2015
Jeffrey P. Caira

/s/ Linda J. Hall	Trustee	September 15, 2015
Linda J. Hall

/s/ Terrance P. Maxwell	Trustee	September 15, 2015
Terrance P. Maxwell

/s/ Pamela J. Moret	Trustee	September 15, 2015
Pamela J. Moret

/s/ Stephen L. Stenehjem	Trustee	September 15, 2015
Stephen L. Stenehjem

/s/ Jeffrey K. Woodbury	Trustee	September 15, 2015
Jeffrey K. Woodbury

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Stinson Leonard Street LLP (filed herewith)
10.1*	2015 Incentive Plan
23.1	Consent of Grant Thornton LLP (filed herewith)
24.1	Power of Attorney (included on signature page)

*                 Incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, filed with the Commission on August 3, 2015.